Electronic Articles of Incorporation For

SOCIAL NETWORK MARKETING INC

P11000006259
FILED
January 19, 2011
Sec. Of State
cgolden

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

SOCIAL NETWORK MARKETING INC

Article II

The principal place of business address:

112 BRYCE LN
JUPITER, . FL 33458

The mailing address of the corporation is:

112 BRYCE LN
JUPITER, . FL 33458

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

1000000000

Article V

The name and Florida street address of the registered agent is:

SMALLBIZ AGENTS, LLC
4244 W. TENNESSEE ST. #185
TALLAHASSEE, FL. 32304

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: MICHAEL BANNER

P11000006259
FILED
January 19, 2011
Sec. Of State
cgolden

Article VI

The name and address of the incorporator is:

STEVEN L PFIRMAN
112 BRYCE LN

JUPITER, FL 33458

Electronic Signature of Incorporator: STEVEN L PFIRMAN

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain "active" status.

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: DIR
STEVEN L PFIRMAN
112 BRYCE LN
JUPITER, FL. 33458

Title: PRES
STEVEN L PFIRMAN
112 BRYCE LN
JUPITER, FL. 33458